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            VOTING TRUST AGREEMENT dated as of August 12, 1999 (this
"Agreement"), among CITICORP VENTURE CAPITAL LTD., a New York corporation (the "Company"), and HAROLD O. ROSSER, STEPHEN C. SHERRILL and STEPHEN F. EDWARDS (each individually, a "Trustee" and, collectively, the "Trustees").


                              W I T N E S S E T H:

            WHEREAS, the Company owns voting shares of Class A Common Stock, par value $.01 per share (the "Class A Shares"), of CORT Business Services Corporation, a Delaware Corporation ("CORT");

            WHEREAS, Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS") has requested that the Company place certain voting shares of CORT in trust of the Trustees in consideration of the commitment of BRS, or one or more of its affiliates, pursuant to that certain letter agreement dated as of the date hereof to CBF Mergerco, Inc. from BRS;

            WHEREAS, the Company has determined to place into a voting trust 4,350,411 Class A Shares of CORT now or hereafter beneficially owned by the Company in excess of 19.9% of the then aggregate issued and outstanding Class A Shares;

            WHEREAS, the Trustees are willing to serve as the trustees of such voting trust;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                THE VOTING TRUST

            SECTION 1.01 Creation of Voting Trust and Designation of Trustees. Subject to the terms and conditions of this Agreement, a voting trust (the "Trust") in respect of the Class A Shares hereinafter specified is hereby created and established in accordance with Section 218 of the Delaware General Corporation Law, and the Company hereby appoints each of the Trustees as trustees under this Agreement. Each of the Trustees accepts the Trust created by this Agreement and agrees to serve as a trustee under this Agreement (with all attendant rights and duties hereunder). Subject to the provisions of this Agreement, the Trust shall be managed by the Trustees.

            SECTION 1.02 Commencement of Trust. The Trust shall become effective upon the execution of this Agreement.
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            SECTION 1.03 Acquisition and Holding of Class A Shares by the Trust.

                  (a) On the date of this Trust, the Company shall deliver to, or cause to be delivered to, the Trustees a certificate or certificates evidencing 4,350,411 Class A Shares then owned directly or beneficially by the Company, which certificate or certificates shall be duly endorsed, or accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustees to enable the Trustees to transfer the Trust Shares to the Trustees' name. All Class A Shares at any time deposited in the Trust are hereinafter referred to as the "Trust Shares".

                  (b) If, following the date hereof, the Company shall acquire "beneficial ownership" (as defined in Securities and Exchange Commission Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any Class A Shares that would increase its percentage of beneficial ownership of the then issued and outstanding Class A Shares to more than 19.9% the Company shall, simultaneously with such acquisition, deliver to, or cause to be delivered to, the Trustees a certificate or certificates evidencing all such Class A Shares, which certificate or certificates shall be duly endorsed, or accompanied by stock powers duly executed in blank or such other instrument as may be reasonably requested by the Trustees to enable the Trustees to transfer such Class A Shares to the Trustees' name.

                  (c) After the filing of a copy of this Agreement in the registered office of CORT in the State of Delaware, as provided in Section 1.07, each stock certificate evidencing the Trust Shares shall be surrendered and canceled, and new stock certificates therefor shall be issued and delivered to the Trustees. Each certificate for Trust Shares so issued to the Trustees shall bear a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO THE TERMS OF THAT CERTAIN VOTING TRUST AGREEMENT MADE AS OF AUGUST 12, 1999 AMONG THE TRUSTEES OF THE VOTING TRUST AND THE BENEFICIAL OWNER OF THESE SECURITIES. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH VOTING TRUST AGREEMENT, A COPY OF WHICH IS ON FILE AT CORT BUSINESS SERVICES CORPORATION'S REGISTERED OFFICE IN THE STATE OF DELAWARE.

            A like notation shall be made in the Company's stock transfer records with respect to such Trust Shares.

                  (d) The Trustees shall retain and hold the stock certificates evidencing the Trust Shares in accordance with, and subject to the terms and conditions of this Agreement. Except


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as hereinafter provided, all stock certificates evidencing the Trust Shares shall at all times be and remain in the possession of the Trustees. The Trustees shall have no authority to sell, transfer, assign, pledge or otherwise dispose of or encumber the Trust Shares, except to the extent otherwise specifically provided in this Agreement. All Trust Shares and all cash, securities or other property distributed in respect of the Trust Shares that are held by the Trustees shall be held for the benefit of the Company and no creditors of the Trustees shall have any right to or claim against any of the assets of this Trust.

            SECTION 1.04 Voting Trust Certificates.

                  (a) Issuance of Voting Trust Certificates. Upon receipt of the new certificate representing the Trust Shares, the Trustee shall deliver to the Company one or more voting trust certificates therefor, each substantially in the form of Exhibit A hereto (each, a "Voting Trust Certificate"). Each Voting Trust Certificate shall specify the series or class, and number of Trust Shares in respect of which it is issued, shall be dated the date of its issuance and shall be signed manually by a representative of the Trustees.

                  (b) Transfer or Exchange of Voting Trust Certificates.

                        (i) The Trustees will maintain an office or agency in New York City at which Voting Trust Certificates may be presented or surrendered for registration of transfer or for exchange (the "Registrar"). The Registrar shall keep a register of the Voting Trust Certificates and of their transfer and exchange. The Trustees may appoint any person to act as Registrar on their behalf, but in the absence of an effective appointment, any Trustee may act as Registrar hereunder.

                        (ii) When Voting Trust Certificates are presented to the Registrar with a request to register the transfer of such Voting Trust Certificates, or to exchange them for Voting Trust Certificates of different denominations which in the aggregate represent the Trust Shares for which such Voting Trust Certificates are being exchanged, in each case, as accompanied by a duly executed instrument of assignment or exchange substantially in the form attached as Exhibit B hereto, then the Registrar shall register the transfer or make the exchange as requested; provided, that the Registrar shall require, as a condition to registering a transfer of Voting Trust Certificates, that the transferee execute and deliver to the Trustee its written agreement to be bound by the terms of this Agreement, substantially in the form of Exhibit C hereto.

                  (c) Registration of Holders. The Trustees may treat the registered holder of a Voting Trust Certificate as the owner thereof for all purposes. Every transferee of a Voting Trust Certificate hereunder shall be required to become a party to this Agreement, with the same force and effect as if such transferee had signed this Agreement, and such transferee shall for all purposes have the rights of the Company hereunder with respect to such Voting Trust Certificate.


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                  (d) Replacement of Voting Trust Certificate. Upon receipt of evidence reasonably satisfactory to the Trustees (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a Voting Trust Certificate, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Trustees (provided that if the registered holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Trustees shall (at the registered holder's expense) execute and deliver in lieu of such certificate a new Voting Trust Certificate of like kind representing the number of Trust Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

            SECTION 1.05 Voting Rights of Trustees.

                  (a) During the term of this Agreement, the Trustees shall possess and in their sole discretion shall be entitled to and have, the duty to exercise any and all voting rights in respect of the Trust Shares either in person or by nominee or proxy, as hereinafter provided, and may vote for, do or assent or consent to any act or proceeding which the Company might or could vote for, do or assent or consent to, and shall have all other powers, rights and privileges of the record and beneficial owners of the Trust Shares with respect to the voting of the Trust Shares.

                  (b) No person other than the Trustees shall have any voting rights in respect of any Trust Shares so long as this Agreement shall be in effect. The Trustees shall have no beneficial interest in the Trust Shares.

                  (c) In voting the Trust Shares, the Trustees shall incur no responsibility as stockholders, trustees or otherwise, except for their own individual malfeasance.

                  (d) The manner of exercising the voting rights in respect of the Trust Shares shall be determined by a majority of the Trustees.

            SECTION 1.06 Irrevocability. Following the deposit of the Trust Shares with the Trustees, this Agreement, the Trust and the nomination of the Trustees shall be irrevocable by the Company and shall terminate only in accordance with Section 1.10.

            SECTION 1.07 Maintenance of Records. The Trustees shall file an executed copy of this Agreement at the registered office of CORT in the State of Delaware and at CORT's chief executive office in Fairfax, Virginia, which copy shall be open to the reasonable inspection of any stockholder of CORT or any beneficiary of the Trust, daily during business hours. The Trustees shall also maintain such other records and books as are necessary or appropriate to enable the Trustees to carry out the terms and conditions of this Agreement.


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            SECTION 1.08 Dividends; Distribution of Proceeds of Sale of Trust
Shares or Assets.

                  (a) Subject to Section 1.08(b) below, the Company shall be entitled to receive dividends or distributions of money, securities, or other property, if any, collected or received by the Trustees with respect to the Trust Shares. Any such payments received by any Trustee shall be held in trust for the benefit of the Company and shall be paid over to the Company by the Trustees promptly upon any Trustee's receipt of such dividends or distributions. In lieu of receiving dividends or distributions and paying them to the Company, the Trustees agree to promptly instruct CORT in writing to pay the dividends or distributions (other than dividends consisting of voting securities of CORT) directly to the Company. In the event any such instruction is given to CORT, all liability of the Trustees with regard to the payment of such dividends or distributions shall cease, unless and until such instruction is revoked.

                  (b) In the event that the Trustees shall receive any additional voting securities of CORT through a dividend or other distribution with respect to any Trust Shares, the Trustees shall hold such voting securities subject to this Agreement for the benefit of the Company, and such voting securities shall become subject to all the terms and conditions of this Agreement to the same extent as if they were Trust Shares acquired by the Trustees pursuant to Section 1.03. The Trustee shall issue Voting Trust Certificates in respect of such Trust Shares to the Company as soon as practicable after the Trustees' receipt thereof.

                  (c) If at any time during the term of this Agreement the Trustees shall receive or collect any money or other property (other than voting securities of CORT) through distribution by CORT to its stockholders, other than as set forth in Subsections (a) or (b) of this Section 1.08, the Trustees shall promptly distribute such money or other property to the Company.

            SECTION 1.09 Disposition of Trust Shares by the Company. This Trust is accepted by the Trustees subject to the right hereby reserved in the Company at any time to sell, transfer, assign, or otherwise dispose of any or all of the Trust Shares as hereinafter provided. Upon the receipt at any time of a written direction from the Company, signed by a duly authorized officer thereof, designating the person or entity to whom any or all of the Trust Shares have been sold, transferred, assigned or otherwise disposed of by the Company, together with the Voting Trust Certificates issued by the Trustees in respect of such Trust Shares, the Trustees immediately shall deliver the certificates representing the Trust Shares to be sold, endorsed in blank, to CORT or its transfer agent, as applicable, for registration of transfer to the person or entity therein named, all of the Trustees' right, title and interest in such number of the Trust Shares as may be specified in such direction. If such direction shall specify all the Trust Shares, the Trust shall cease and come to an end upon transfer of the Trustees' right, title and interest in the Trust Shares. If such direction is as to only a portion of the Trust Shares, then this Trust shall cease to that portion of the Trust Shares upon such transfer, but shall remain in full force and effect as to the remaining portion of the Trust


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Shares and the Trustees shall deliver to the Company new Voting Trust
Certificates representing such shares.

            SECTION 1.10 Termination.

            (a) This Agreement and the Trust shall terminate upon the earlier of (each, a "Trust Termination Event"): (i) the sale, transfer, assignment or other disposition of all the Trust Shares as contemplated by Section 1.09; (ii) upon notice to the Trustees of the Company's election to convert the Trust Shares into CORT's non-voting Class B Common Stock, par value $.01 per share, or such other shares as may be permitted pursuant to CORT's certificate of incorporation; or (iii) upon the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of March 25, 1999, as amended as of July 26, 1999, by and among CORT, CBF Holding LLC and CBF Mergerco, Inc., as the same may be amended, supplemented or modified after the date hereof.

                  (b) Upon termination of this Agreement, the Trustees shall deliver to the Company the stock certificates evidencing the Trust Shares, duly endorsed or accompanied by stock powers duly executed, in proper form for transfer to the Company, together with all other property held by the Trustees pursuant to this Agreement and shall take all other actions appropriate to effectuate the transfer of the Trust Shares to the Company.

                                   ARTICLE II

                                  THE TRUSTEES

            SECTION 2.01 Actions of the Trustees. Any act by a majority of the Trustees shall be an act of the Trustees.

            SECTION 2.02 Trustees' Expenses. The Trustees shall be entitled to reimbursement of all reasonable fees and expenses of counsel, taxes and other expenses reasonably incurred by the Trustees in the performance of their duties under this Agreement, which reimbursement shall be made promptly by the Company after the incurrence of such expenses.

            SECTION 2.03 Delegation of Trustees' Duties. The Trustees may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustees under this Agreement.


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            SECTION 2.04 Standard of Care; Indemnification of Trustees.

                  (a) The duties and responsibilities of the Trustees shall be limited to those expressly set forth in this Agreement. The Trustees shall not be answerable for the default or misconduct of any agent or attorney appointed by them in accordance with this Agreement if such agent or attorney shall have been selected with reasonable care.

                  (b) The Trustees are expressly authorized to incur and pay all reasonable charges and other expenses which the Trustees deem necessary and proper in the performance of their duties under this Agreement. The Company hereby agrees to indemnify the Trustees against all claims, costs of defense of claims (including reasonable attorneys' fees and disbursements), expenses and liabilities incurred by the Trustees in connection with the performance of their duties under this Agreement, except those incurred as a result of the Trustees' gross negligence, bad faith or willful misconduct.

                  (c) The Trustees shall be free from liability in acting upon any paper, document or signature believed by the Trustees to be genuine and to have been signed by the proper party. The Trustees shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which the Trustees may do or refrain from doing in good faith. The Trustees may consult with legal counsel and any action under this Agreement taken or suffered in good faith by the Trustees and in accordance with the opinion of the Trustees' counsel shall be conclusive for the parties to this Agreement and the Trustees shall be fully protected and be subject to no liability in respect thereof.

            SECTION 2.05 Resignation and Replacement of Trustees.

                  (a) Any of the Trustees may resign by giving 30 days' advance written notice of resignation to the Company.

                  (b) The rights and duties of each Trustee under this Agreement shall terminate upon such Trustee's incapacity to act, death or insolvency, and no interest in any of the Trust Shares held by such Trustee nor any of the rights and duties of a deceased or insolvent Trustee may be transferred by will, devise, succession or in any other manner except as provided in this Agreement. The heirs, administrators, executors or other representatives of an incapacitated, deceased or insolvent Trustee shall, however, have the right and duty to convey any Trust Shares held by such Trustee to one or more successor Trustees.

                  (c) In the event of the resignation, incapacity to act, death or insolvency of a Trustee, such Trustee shall be succeeded by a successor Trustee chosen by the Company, upon such successor Trustee's becoming a party to this Agreement. No such successor Trustee shall be an affiliate or associate (as defined in Rule 12 b-2 under the Exchange Act) of the Company.


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            SECTION 2.06 Disclosure of Information. To the extent requested to do so by the Company, the Trustees shall promptly furnish to the Company full information with respect to (a) all property theretofore delivered to them as Trustees, (b) all property then held by them as Trustees, and (c) all actions theretofore taken by them as Trustees.

                                   ARTICLE III

                                  MISCELLANEOUS

            SECTION 3.01 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto.

            SECTION 3.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            SECTION 3.03 Notices. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.03):

                  If to the Company:

                          Citicorp Venture Capital Ltd.
                          399 Park Avenue
                          New York, New York 10043
                          Attention: James A. Urry


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                        with a copy (which shall not constitute notice) to:

                        Kirkland & Ellis
                        Citicorp Center
                        153 East 53rd Street
                        New York, NY  10022
                        Attn: Kirk A Radke, Esq.

                  If to the Trustees:

                        c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                        126 East 56th Street
                        New York, New York 10022
                        Attention: Harold O. Rosser

            SECTION 3.04 Assignment. Subject to Section 2.05, this Agreement shall not be assignable by the Trustees. This Agreement shall be assignable by the Company to any affiliate thereof.

            SECTION 3.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

            SECTION 3.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 3.07 Specific Performance. The parties hereto agree that the remedy at law for a breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any appropriate relief or remedy.

            SECTION 3.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

            SECTION 3.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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            IN WITNESS WHEREOF, the parties hereto have executed this Voting
Trust Agreement or caused this Voting Trust Agreement to be duly executed on their behalf as of the date and year first hereinabove set forth.


                                    CITICORP VENTURE CAPITAL LTD.



                                    By:         /s/ Byron L. Knief
                                          ------------------------------------
                                          Name:  Byron L. Knief
                                          Title: Vice President


                                    THE TRUSTEES


                                          /s/ Harold O. Rosser
                                    ------------------------------------------
                                    Name: Harold O. Rosser


                                          /s/ Stephen C. Sherrill
                                    ------------------------------------------
                                    Name:   Stephen C. Sherrill


                                          /s/ Stephen F. Edwards
                                    ------------------------------------------
                                      Name: Stephen F. Edwards